SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 3, 2011, CrowdGather, Inc. closed a Securities Purchase Agreement , dated February 28, 2011 (“Securities Purchase Agreement”), with certain institutional investors (the “Investors”) and issued to the Investors (i) 7,136,364 shares of our common stock at a price of $1.10 per share (the “Purchased Shares”) and (ii) five-year warrants (the “Warrants”) exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. The Warrants are exercisable for five years after the initial exercise date of September 4, 2011. The total subscription proceeds are $7,850,000 (the “Offering”).

In addition, we also issued Warrants to purchase 570,910 shares at an exercise price of $1.50 per share to Rodman & Renshaw, LLC, the placement agent in the Offering.

The Purchased Shares and the Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

The Securities Purchase Agreement is included as Exhibit 10.1 to our Current Report on Form 8-K, which was filed on March 1, 2011.

Item 7.01 Regulation FD Disclosure.

On March 3, 2011, we issued a press release to announce we closed the Offering. A copy of the press release is attached hereto as Exhibit 99.1

The Registrant is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: March 3, 2011	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer